Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the quarterly report of Build-A-Bear Workshop, Inc. (the “Company”) on Form 10-Q for the period ended April 2, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Maxine Clark, Chairman of the Board and Chief Executive Bear of the Company, certify, to the best of my knowledge, pursuant to Rule 13a-14(b) and Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

          A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Commission or its staff upon request.

/s/ Maxine Clark
Maxine Clark
Chairman of the Board and Chief Executive Bear Build-A-Bear Workshop, Inc.

Date: May 16, 2005